Exhibit 99.1

BUNKER HILL INTERSECTS ADDITIONAL HIGH-GRADE SILVER IN THE CATE-8 VEIN;

INDIVIDUAL DRILL SAMPLES TO 16.3 OZ/TON SILVER, 41.1% LEAD, 7.41% ZINC;

UNDERGROUND CHANNEL SAMPLING RETURNS 46 FEET OF 8.19 % LEAD, 2.49 OZ/TON SILVER, 1.18% ZINC (4.83 OZ/TON AgEq)

(14.03 M AT 166 G/T AgEq)

KELLOGG, IDAHO | VANCOUVER, BRITISH COLUMBIA — August 31, 2026 — Bunker Hill Mining Corp. (“Bunker Hill” or the “Company”) (TSX: BNKR | OTCQB: BHLL) is pleased to announce additional assay results from its ongoing underground exploration drilling program in the Bunker Hill Mine (the “Bunker Hill Mine”), with combined silver-equivalent metal grades up to 24.43 oz/ton or 837.74 g/t AgEq, see below for calculations (41.1% lead, 13.8 oz/ton silver, 2.86% zinc).

The latest drill results continue to confirm the continuity and scale of high-grade silver-polymetallic mineralization at the recently discovered Cate-8 zone while supporting the Company’s objective of completing an initial resource estimate for Cate-8 by the end of the year.

HIGHLIGHTS

●	New silver-lead-zinc drill intercepts continue to expand the Cate-8 mineralized system to over 1100 feet along strike and 1250 feet downdip

●	BHD26-17: 12.5 feet at 2.94 oz/ton Ag, 3.2% Pb (3.75 oz/ton AgEq), including 7 feet at 4.75 oz/ton Ag, 4.4% Pb (5.82 oz/ton AgEq)

●	BHP26-24: 3.2 feet at 4.19 oz/ton Ag, 10.6% Pb (6.78 oz/ton AgEq), including 0.7 feet at 15.7 oz/ton Ag, 33.7% Pb and 1.1% Zn (23.89 oz/ton AgEq)

●	Channel sampling from a recently completed underground drift on the Cate-8 zone cut 46 ft of continuous lead - silver mineralization.

●	Cate-8 Exploration Target Estimate shows 55% growth in tonnage and a 34% increase in contained silver-equivalent ounces from the prior calculation (July 15, 2026, Bunker Hill Mining news release)

●	At a cut-off grade of 50 g/t AgEq, the current Cate-8 Target model includes 522k tons at a grade of 5.34 oz/ton AgEq for 2.79M ounces of silver equivalent metal (see details below)

“These are some truly spectacular intercepts from Cate-8 and continue to demonstrate the tremendous exploration upside that exists immediately adjacent to our existing operation,” said Sam Bourque, Chief Geologist. “From an exploration perspective, to have a target go from discovery drill hole to sampling the vein underground in four months’ time is about as exciting as it gets. The consistent geometry, thickness, and grades we’re seeing in the 9-1 Level crosscut continue to strengthen our confidence in the Cate-8 system while supporting rapid advancement toward an initial resource estimate.”

The Company has also drawn an additional US$2,000,000 from its standby credit facility (“Standby Facility”) with Teck Metals Ltd. (“Teck”), providing additional financial flexibility as commissioning activities progress at the Bunker Hill Mine.

BUILDING TOWARD NEAR-TERM RESOURCE GROWTH

The current drilling program is designed to expand the mineralized footprint and increase drill density across the Cate-8 using spacing consistent with the Company’s current Measured and Indicated resource, sufficient for a future Measured and Indicated level resource estimate across the full up-dip projection of the target between the 7 and 9.5 Levels (Figure 3).

33 core holes totalling 11,700 feet have been completed from the 8 Level drill station since April 18, 2026, up from only six drill holes in the initial exploration plans, due to continued encouraging results (Figure 1 below). The underground drill rig is currently moving up to the 7-3 Level of the Mine, where an additional 3,500 feet of drilling is planned in five holes to provide full coverage of up-dip potential, and infill at more ideal intercept angles to the structure than holes drilled from the 8 Level to assist with metallurgical testing, geologic modeling and resource estimation (Figure 2).

SUPPORTING FUTURE MINE PLANNING

As part of evolving the Cate-8 Exploration Target Estimate (the “Target Estimate, Cate-8 Target”), the technical team is utilizing the same block model and estimation methodology that will underpin the forthcoming resource estimate. Ongoing modeling of the Cate-8 Target supports the concept of a mineralized zone adjacent to current mine development, outside of known resources, with sufficient grades and thickness to be incorporated into near-term mine plans with continued successful exploration results. The Cate-8 Target was recalculated using new drill intercepts across a range of theoretical cut-off grades and shows a 55% increase in tonnages and a 34% increase in silver-equivalent ounces compared to previous estimates at a 50 g/t AgEq cutoff grade (details listed below; see July 15, 2026 news release for previous estimates).

At a cut-off grade of 50 g/t AgEq, the current Cate-8 Target model (the “Cate-8 Target Model”) includes 522k tons at a grade of 5.34 oz/ton AgEq for 2.79M ounces of silver equivalent metal (details in Table 1 below) Located adjacent to existing underground infrastructure, Cate-8 represents a compelling opportunity to leverage existing mine development while expanding the Company’s long-term production potential. Consequently, Bunker Hill is evaluating options to access and extract the mineralization from existing mine workings for potential incorporation in the short-term production profile (Figure 7 below).

This conceptual planning is forward-looking; no mineral resource estimate exists for the Cate-8 Target; there is no guarantee that economic mineralization for these mining methods will be identified in the Cate-8 Target Model through further drilling and resource estimation; and no production decisions have been made based on the Target Model Estimate.

Sam Bourque states, “We are focused on unlocking the full potential of the Bunker Hill mineral system by testing proven geologic concepts with cutting-edge technology and methods. Prior geologists supplied a wealth of detailed structural and stratigraphic studies and concepts before the mine shut down in 1981; we are the first group to place these concepts and the underlying data into modern 3D geologic models. Known post-mineral fault offsets, vein patterns, and distribution strongly suggest that, even after 90 years of continuous work, mining has tested only approximately one quarter of the original mineralized system, which remains open for expansion. By targeting high-grade silver mineralization both adjacent to existing workings like the Cate-8 Target, and across our broader land package as at the Page project, we’re not only increasing geological confidence for near-term mine planning but also identifying opportunities to potentially expand resources, extend mine life and enhance the long-term value of our broader land package.”

SUMMARY OF NEW DRILL RESULTS

Table 1: Significant intercepts in recent underground drillholes at the Cate-8 Target

HoleID	From	To	Length ft	Length m	Zn %	Pb %	Ag opt	Ag g/t	AgEq g/t	AgEq oz/t
BHD26-17	317.5	330	12.5	3.81	0.20	3.17	2.94	100.77	128.65	3.75
including	323	330	7	2.13	0.12	4.36	4.75	162.96	199.40	5.82

BHD26-18	No Significant Intercepts

BHP26-19	203	208	5	1.52	5.93	1.88	1.03	35.31	125.41	3.66
	237.5	240.5	3	0.91	0.10	5.93	3.15	108.14	156.83	4.57

BHD26-20	No Significant Intercepts

BHP26-21	158.7	167.5	8.8	2.68	1.69	4.08	1.58	54.24	108.24	3.16
	226.8	237.6	10.8	3.29	0.08	2.07	0.99	33.46	50.99	1.49
Including	226.8	227.4	0.6	0.18	0.01	27.80	11.10	380.57	602.79	17.58
	236.5	237.6	1.1	0.34	0.44	3.28	2.71	92.91	124.72	3.64

BHP26-22	320.5	326.7	6.2	1.89	0.99	3.44	1.11	37.94	77.94	2.27
	337.3	343	5.7	1.74	0.43	3.53	1.09	37.51	71.10	2.07
	355.4	368	12.6	3.84	0.88	2.85	1.02	34.95	68.88	2.01
including	362.2	365.2	3	0.91	1.25	6.18	2.12	72.69	137.89	4.02

BHD26-23	Assays Pending

BHP26-24	202	209.8	7.8	2.38	1.50	4.44	1.65	56.64	111.12	3.24
	234.2	234.9	0.7	0.21	2.86	41.10	13.80	473.14	837.74	24.43
	245.8	255	9.2	2.80	0.28	4.36	1.69	57.92	96.21	2.81
including	245.8	249	3.2	0.98	0.29	10.62	4.19	143.79	232.31	6.78
which includes	245.8	246.5	0.7	0.21	1.09	33.40	15.70	538.29	818.95	23.89

Due to the polymetallic nature of the mineralization, silver-equivalent grades were determined for each sample interval. Silver equivalent grade (AgEq) was calculated using long-term metal price forecasts of US$76.36/troy ounce silver, $0.89/lb lead and $1.41/lb zinc, with recovery rates of 91.6% for silver, 88.6% for lead and 86.8% for zinc (from Bunker Hill Mining 2022 PFS). Using these parameters, the metal equivalent factors are 1% zinc = 12.66 g/t AgEq, and 1% lead = 7.99 g/t AgEq, with total AgEq calculated with the formula:

AgEq g/t=Ag g/t + (Zn% * 12.66) + (Pb% * 7.99)

Notes: Intercepts listed are drilled length; true thickness is unknown from current data and is estimated from 3D modeling at 50-60% of drilled length for BHD26-17, 18, and BHP26-22; 75% for BHP26-20; and 85-95% for BHP26-19, 21 and 24. Core recovery was good (>95%) in mineralized zones for all holes reported here other than BHD26-17 and BHP26-20, which had recovery from 30-50% in rubble zones adjacent to the Cate Fault.

To avoid coarse versus fines bias in rubble zones and expedite sample processing on resource infill holes, whole core sampling was employed on all the holes reported here. Further infill drilling is planned for these zones from more ideal intercept angles from a drill station on the 7 Level. Half of the core will be preserved from these holes for metallurgical work and as reference material for future resource calculations.

Figure 1: Plan View of Cate-8 drilling and channel sampling showing lead values. Current mine workings from 7 to 9 Level shown in black outline; Cate-8 Crosscut is blue outline, 100-foot grid

Figure 2: Cross section of Cate-8 Vein with drill traces and channel samples in new 9-1 Level crosscut showing lead values. View is 700 feet wide, flat at 354 azimuth, section centered on crosscut, grid spacing 100 feet

Figure 3: Isometric view (123 azimuth, -9 dip) of Cate-8 Exploration Target Block Model showing AgEq g/t values, completed holes drilled from the 8 Level and planned holes to be drilled from the 7 Level. Current mine workings shown in black outline, historic workings in grey

Figure 4: Plan view of 9-1 Level Cate-8 Crosscut showing lead values in channel sampling. Note proximity to March Stope on parallel vein structure. 100-foot grid

Figure 5: ~18” thick argentiferous galena-quartz-siderite lens in >30-foot-thick Cate-8 Vein

Figure 6: Silver-lead mineralization in cut core from BHE26-26 (not assayed yet)

Figure 7: Conceptual design of potential extraction strategies for Cate-8 Vein mineralization adjacent to existing underground workings. View flat at 123 azimuth, 700-foot-thick slice, 100-foot vertical grid spacing

Table 2: Tonnage and grade estimates for Cate-8 Target at a range of AgEq cut-off grades

Cutoff Grade AgEq gt	AgEq g/tt	Tonnage	AgEq_ Ounces
0	43.28	2,433,278	3,071,689
25	140.55	739,190	3,030,278
50	183.20	522,178	2,790,141
75	221.35	397,133	2,563,951
100	255.94	316,820	2,365,028
125	290.16	255,634	2,163,427
150	331.43	201,271	1,945,616
175	375.94	160,181	1,756,379
200	416.01	132,132	1,603,233
225	461.31	107,828	1,450,816
250	477.36	100,609	1,400,774
275	492.47	93,969	1,349,746
300	499.89	90,694	1,322,328

BUNKER HILL DRAWS US$2 MILLION UNDER STANDBY FACILITY TO SUPPORT MINE RAMP-UP

Bunker Hill also announces that it has drawn an additional US$2,000,000 under the existing Standby Facility, provided to the Company by Teck Metals Ltd., providing additional financial flexibility as the Company continues the ramp-up of operations at the Bunker Hill Mine.

The Company expects to draw on the remaining US$2,000,000 under the Standby Facility as well as US$7,000,000 available under the previously announced concentrate prepayment facility (the “Prepayment Facility”) with Ocean Partners UK Ltd. (collectively, the “Drawdowns”) from time to time during the months of September and October 2026. The proceeds from the Drawdowns will be used to support working capital requirements and ongoing operations as the Company advances toward full commercial production, expected by the end of 2026.

The Standby Facility and Prepayment Facility form part of the Company’s broader financing strategy and provide additional capital flexibility during the initial years of operations. The Company continues to prudently manage its liquidity while focusing on safely increasing production, optimizing plant performance and generating sustainable cash flow.

Future drawdowns under the Standby Facility and the Prepayment Facility are subject to the conditions precedent set forth in the applicable facility agreements.

QUALITY ASSURANCE / QUALITY CONTROL (“QA/QC”)

The Company has implemented rigorous QA/QC protocols, including the insertion of blanks and standards in all sample batches. QA samples inserted into the assay batches for holes reported here all passed analyses of blanks and certified reference standards. Core sample intervals were selected based on visual geology and mineralization, and were cut, bagged and delivered to the lab by Bunker Hill geologists. Samples were split and cut on a core saw where necessary, following a cut line placed by the geologist dividing visible mineralization into equal proportions. In areas of poor drill recovery, sampling was conducted from run block to run block to avoid any spatial bias within the interval.

Samples were prepared and analyzed at SVL Lab located in Smelterville, Idaho, using standard industry grind, split, and pulp preparation, followed by microwave digestion and Inductively Coupled Plasma Optical Emission Spectrometry (ICP-OES) analysis, with overlimit samples assayed by fire assay with a gravimetric finish for silver. SVL Analytical, Inc. is a full-service environmental and geochemical laboratory and holds ISO/IEC 17025 accreditation for Fire Assay and Geochemistry. SVL’s QA program meets the quality requirements set forth in the ISO/IEC 17025:2017 Standard, as evidenced by the inclusion and reporting of internal quality control samples with all results.

QUALIFIED PERSON

Sam Bourque (AIPG CPG #11775), Chief Geologist of Bunker Hill, is the Company’s designated Qualified Person for this news release within the meaning of NI 43-101. Mr. Bourque has reviewed and approved the technical information contained herein.

ABOUT BUNKER HILL MINING

Bunker Hill Mining Corp. is a U.S.-based mining company focused on the restart and operation of its flagship asset, the historic Bunker Hill Mine in northern Idaho’s prolific Silver Valley. One of North America’s most storied mining districts, the Bunker Hill Mine is being redeveloped as a modern producer of zinc, lead and silver concentrates through responsible mining practices and a disciplined approach to operational execution.

The Company’s strategy is centered on creating long-term value through the efficient restart, optimization and expansion of this high-quality asset while maintaining strong environmental stewardship, safety performance and community engagement. Bunker Hill is committed to delivering sustainable growth and maximizing shareholder returns by successfully redeveloping a cornerstone mining operation in the United States.

Additional information is available at www.bunkerhillmining.com, on SEDAR+, and on EDGAR.

On behalf of Bunker Hill Mining Corp.

Sam Ash

President and Chief Executive Officer

For additional information, please contact:

Brenda Dayton

Vice President, Investor Relations

T: 604.417.7952

E: brenda.dayton@bunkerhillmining.com

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this news release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, as well as within the meaning of the phrase “forward-looking information” in the Canadian Securities Administrators’ National Instrument 51-102 – Continuous Disclosure Obligations (collectively, “forward-looking statements”). Forward-looking statements are not comprised of historical facts. Forward-looking statements include estimates and statements that describe the Company’s future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as “believes”, “anticipates”, “expects”, “estimates”, “may”, “could”, “would”, “will”, “plan” or variations of such words and phrases.

Forward-looking statements in this news release include, but are not limited to, statements regarding: additional zones of mineralization; the preparation and completion of an initial resource estimate, with the aim of including in the production plan; the Cate-8 Target and Cate-8 Target Model; future drill, exploration and testing programs; geological interpretations and resource calculations; incorporation of the Cate-8 Target into short-term mine plans; the Company’s intention to draw under its existing credit facilities; the timing, amount, and use of proceeds for such drawdown(s); and the Company’s general objectives, goals or future plans, and any similar statements. Forward-looking statements reflect material expectations and assumptions, including, without limitation, expectations and assumptions relating to: sufficiency of project financing for the ramp up of commercial production of the Bunker Hill Mine on acceptable terms or at all; the future price of metals; and the stability of the financial and capital markets. Factors that could cause actual results to differ materially from such forward-looking statements include, but are not limited to, those risks and uncertainties identified in public filings made by Bunker Hill with the U.S. Securities and Exchange Commission (the “SEC”) and with applicable Canadian securities regulatory authorities, including its latest annual report on Form 10-K as filed with the SEC on March 6, 2026, and the following: the Company’s inability to raise additional capital for project activities, including through equity financings, concentrate offtake financings or otherwise; capital market conditions; failure to identify mineral resources; failure to convert estimated mineral resources to reserves; the preliminary nature of metallurgical test results; the Company’s ability to ramp up the Bunker Hill Mine to commercial production and the risks of not basing a production decision on a feasibility study of mineral reserves demonstrating economic and technical viability . Although the Company believes that the assumptions and factors used in preparing the forward-looking statements in this news release are reasonable, undue reliance should not be placed on such statements or information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Readers are cautioned that the foregoing risks and uncertainties are not exhaustive. Additional information on these and other risk factors that could affect the Company’s operations or financial results are included in the Company’s annual report and may be accessed through the SEDAR+ website (www.sedarplus.ca) or through EDGAR on the SEC website (www.sec.gov).